EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
Pursuant to 18 United States Code Section 1350,
as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, August M. Vlak, the Chief Executive Officer of The Eastern Company (the "Company"), Angelo Labbadia, the Chief Operating Officer of the Company and John L. Sullivan III, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1)
The Company's Quarterly Report on Form 10-Q for the Period ended July 1, 2017, and to which this certification is attached as Exhibit 32 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of August, 2017.

By: /s/ August M. Vlak
August M. Vlak CEO

By: /s/ John L. Sullivan III
John L. Sullivan III CFO

By: /s/ Angelo A. Labbadia
Angelo A. Labbadia COO

A signed original of this written statement required by Section 906 has been provided to The Eastern Company and will be retained by The Eastern Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification "accompanies" the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing.)